AMENDMENT NO. 10
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, “LIFE COMPANY”) and Hartford Securities Distribution Company, Inc., a Connecticut corporation (“UNDERWRITER”), is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
By:	/s/ John M. Zerrr
	Name:	John M. Zerr
	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.
By:	/s/ John S. Cooper
	Name:	John S. Cooper
	Title:	President

HARTFORD LIFE INSURANCE COMPANY
By:	/s/ Robert Arena
	Name:	Robert Arena
	Title:	Executive Vice President

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
By:	/s/ Robert Arena
	Name:	Robert Arena
	Title:	Executive Vice President

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
By:	/s/ Robert Arena
	Name:	Robert Arena
	Title:	Executive Vice President

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